Exhibit 23.1
                                                                    ------------







            Consent of Independent Registered Public Accounting Firm





The Board of Directors
Paragon Technologies, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-25555, No. 333-36397, No. 333-59226, and No. 333-65870) on Form S-8 and No.
333-40834 on Form S-3 of Paragon Technologies, Inc. of our report dated March 30, 2009, with respect to the balance sheets of Paragon Technologies, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, which appears in the December 31, 2008 annual report on Form 10-K of Paragon Technologies, Inc.

Our report refers to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, on January 1, 2007.




                                  /S/ KPMG LLP







Philadelphia, Pennsylvania
March 30, 2009